UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

Earth Science Tech Inc.

Florida	000-55000	80-0961484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Exact name of registrant as specified in its charter)

10650 NW 29th Terrace

Doral, FL 33172

(Address of principal executive offices)

(786) 375-7281

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

During October 2022, Mr. Giorgio R. Saumat (“Saumat”) purchased $625,624.40 of the Company’s debt (“Acquired Debt”) from various of the Company’s existing debt holders. Upon completion of the purchase, Saumat demanded repayment of the Acquired Debt by the Company. On October 24, 2022, the Company and Saumat entered into a settlement agreement whereby the Company agreed to issue 62,562,440 shares of its restricted Common Stock and 1,000,000 shares of its Series B Preferred Stock to Saumat in full satisfaction and the complete cancellation of any and all amounts due and owing under the Acquired Debt.

On October 25, 2022, the Company and Dr. Issa El-Cheikh entered into a Settlement and Release Agreement whereby the Company agreed to issue 16,300,000 shares of its restricted Common Stock to Dr. Issa El-Cheikh in full satisfaction and complete cancellation of $155,791.21 due and owing to Dr. Issa El-Cheikh through various note instruments.

On October 25, 2022, the Company and Mario Portela entered into a Settlement and Release Agreement whereby the Company agreed to issue 2,750,000 shares of its restricted Common Stock to Mr. Portala in full satisfaction and complete cancellation of the $27,500 convertible promissory note held by Mr. Portela.

Item 5.01 Changes in Control of Registrant

On or around October 24, 2022, and by virtue of the transactions contemplated in Item 1.01 above, Nickolas S. Tabraue and Mario G. Tabraue collectively cancelled 1,000,000 shares of Company Series B Preferred stock and the Company reissued said shares to Saumat as partial consideration under the Settlement Agreement whereby the Acquired Debt was cancelled. Based on the rights and preferences set forth in the Series B Certificate of Designation, the share assignment results in Saumat having a controlling vote with respect to all matters requiring a shareholder vote.

Item 8.01 Other Events

On October 25, 2022, Nickolas S. Tabraue, the Company’s CEO and Director and Mario G. Tabraue, the Company’s President and Director have both agreed to defer receiving salary compensation until the Company is cashflow positive for 3 consecutive bi-week payroll periods. Once the Company has achieved cashflow positive status, the Company will renegotiate employment agreements with Nickolas S. Tabraue and Mario G. Tabraue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: October 28, 2022	By:	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
	Its:	CEO and Director